                                   EXHIBIT D
                                   =========

                            BYLAWS OF AVTEL DELAWARE
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                                   BYLAWS OF
                                   ---------

                          AVTEL COMMUNICATIONS, INC.,
                          --------------------------

                             A DELAWARE CORPORATION
                             ----------------------


                                   ARTICLE I
                                   ---------
                             STOCKHOLDERS' MEETINGS
                             ----------------------

Section 1.  Place of Meetings.
            -----------------
            All meetings of the stockholders of this corporation ("Corporation") shall be held at the principal executive office of the Corporation in the State of Delaware, or such other place within or without the State as may be designated from time to time by the Board of Directors or as may be consented to in writing by all of the persons entitled to vote thereat and not present at the meeting.

Section 2.  Annual Meeting.
            --------------
            The annual meeting of the stockholders shall be held within one hundred twenty (120) days after the closing of the accounting year, at which time the stockholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting. In the event the annual meeting of stockholders is not held within the time above specified, the Board of Directors shall cause a meeting in lieu thereof to be held as soon thereafter as is convenient, and any business transacted or election held at such meeting shall be as valid as if the meeting had been held on the date above specified.

Section 3.  Special Meetings.
            ----------------
            Unless otherwise required by law, special meetings of the stockholders, for the purpose of taking any action permitted to be taken by the stockholders under the Delaware General Corporation Law and the Certificate of Incorporation, may be called at any time only by the Chairman of the Board, the President or the Board of Directors. Only those matters set forth in the notice of special meeting may be considered or acted upon at such special meeting, except as otherwise provided by law.

Section 4.  Notice of Meetings.
            ------------------
            Notice of meetings, annual or special, shall be given in writing to each stockholder entitled to vote at that meeting by the Secretary or Assistant Secretary, or, if there be no such officers, by the Chairman of the Board or the President, or in the case of neglect or refusal, by any person or persons entitled to call a meeting, not less than ten (10) nor more than sixty (60) days before such meeting.

            Such written notice shall be given either personally or by other means of written communication, addressed to the stockholder at the address of the stockholder appearing on the books of the Corporation or given by the stockholder to the Corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal office of the Corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located. The giving of notice as provided by these Bylaws may be omitted only to the extent and in the manner expressly permitted by the Delaware General Corporation Law.

Section 5.  Notice of Adjournment.
            ---------------------
            When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as in the case of an original meeting. Except as stated above, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

Section 6.  Contents of Notice.
            ------------------
            Notice of any meeting of stockholders shall specify:

            a.  The place, the date and the time of the meeting;

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          b.  Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the stockholders;

          c. If directors are to be elected, the names of nominees intended at the time of the notice to be presented by management for election;

          d. The general nature of any proposal to take action with respect to the approval of (i) a contract or other transaction with an interested director,
(ii) an amendment of the Certificate of Incorporation, (iii) the reorganization of the Corporation within the meaning of the Delaware General Corporation Law,
(iv) the voluntary dissolution of the Corporation, or (v) a distribution in dissolution other than in accordance with the rights of any outstanding preferred shares; and

          e. Such other matters, if any, as may be expressly required by statute.

Section 7.  Consent to Stockholder's Meeting.
            --------------------------------
            The transactions of any meeting of stockholders, however called and noticed, shall be valid as those had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes of the meeting. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice or a consent to the holding of any meeting of stockholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by Section 6.d. of these Bylaws to be stated in the notice of the meeting.

Section 8.  Action Without a Meeting.
            ------------------------
            Unless otherwise provided in the Certificate of Incorporation, any action which may be taken at any annual or special meeting of the stockholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken shall be signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take such action at a meeting at which all stockholders entitled to vote were present and voted.

            Unless the consents of all stockholders entitled to vote have been solicited in writing, prompt notice shall be given of the taking of any corporate action approved by stockholders without a meeting by less than unanimous written consent to those stockholders entitled to vote who have not consented in writing.

Section 9.  Quorum; Adjournment.
            -------------------
            The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall be required and shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by the Certificate of Incorporation. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. If a quorum shall not be present or represented at any meeting of the stockholders, the meeting may be adjourned from time to time by majority vote of the shares entitled to vote at the meeting who are present in person or represented by proxy, until the requisite number of voting shares shall be present.

Section 10. Voting Rights; Cumulative Voting.
            --------------------------------
            Subject to the provisions of Sections 212 through 218, inclusive, of the Delaware General Corporation Law, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the stockholders. Every stockholder entitled to vote shall be entitled to one vote for each of such shares, and the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required by the Delaware General Corporation Law or by the Certificate of Incorporation.

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            Unless otherwise provided by the Certificate of Incorporation, no stockholder shall be entitled to cumulate his votes in the election of directors.

Section 11. Proxies.
            -------
            Every stockholder entitled to vote or to execute consents may do so either in person or by written proxy executed in accordance with the provisions of the Delaware General Corporation Law and filed with the Secretary or Assistant Secretary of the Corporation.

Section 12. Notice of Stockholder Business.
            ------------------------------
            At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting in a accordance with the Bylaws. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (c) otherwise
(i) properly be requested to be brought before the meeting by a stockholder of record entitled to vote in the election of directors generally, and (ii) constitute a proper subject to be brought before such meeting. For business to be properly brought before a meeting of stockholders, any stockholder who intends to bring any matter (other than the election of directors) before a meeting of stockholders and is entitled to vote on such matter must deliver written notice of such stockholder's intent to bring such matter before the meeting of stockholders either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation. Such notice must be received by the Secretary not later than the following dates: (i) with respect to a meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's meeting; and
(ii) with respect to any other meeting of stockholders or a special meeting of stockholders, the close of business on the tenth day following the date of public disclosure of the date of such meeting. For purposes of this Section 12, notice shall be deemed to first be given to stockholders when disclosure of such date if first made in a press release reported by the Dow Jones New Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

            A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting of stockholders (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder intending to propose such business, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. No business shall be conducted at a meeting of stockholders except in accordance with the procedure set forth in Section 13 of this Article. The chairman of a meeting may, if the facts warrant, determine and declare to the meeting that the business was not properly brought before the meeting and in accordance with the provisions hereof and, if the chairman should so determine, the chairman may so declare to the meeting that any such business not properly brought before the meeting shall not be transacted.

Section 13. Conduct of Meetings.
            -------------------
            The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures or maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for

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the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 14. Inspectors of Election.
            ----------------------
            Before any meeting of stockholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed, or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment or fill such vacancy at the meeting.

                                   ARTICLE II
                                   ----------
                                   DIRECTORS
                                   ---------

Section 1.  Powers.
            ------
            Subject to the limitations of the Certificate of Incorporation, the Bylaws, and of the Delaware General Corporation Law as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be con trolled by, the Board of Directors.

Section 2.  Number and Qualification of Directors.
            -------------------------------------
            The authorized number of directors shall be no less than five (5) and no more than nine (9). Within such range, the number of directors shall be determined from time to time by resolution of the Board of Directors. Any such determination made by the Board of Directors shall continue in effect unless and until changed by the Board of Directors, but no such changes shall affect the term of any directors then in office. A director shall hold office until the annual meeting next succeeding his or her election or appointment and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Directors need not be residents of Delaware or stockholders of the Corporation.

Section 3.  Election of Directors; Resignations.
            -----------------------------------
            The Board of Directors shall initially consist of the persons named as directors by the incorporator, and each director so elected shall hold office until the first annual meeting of stockholders or until his successor is elected and qualified. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors each of whom shall hold office for a term of one year or until his successor is elected and qualified. Any director may resign at any time upon written notice to the corporation.

Section 4.  Vacancies.
            ---------
            A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any director, if a director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of directors is increased, or if the stockholders shall fail, either at a meeting at which an increase in the number of directors is authorized, or at an adjournment thereof, or at any other time, to elect the full number of authorized directors.

            Vacancies in the Board of Directors for any cause may be filled by a majority of the remaining directors, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of the stockholders, and each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced or until his successor is elected and qualified.

            No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

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Section 5.  Removal of Directors.
            --------------------
            Subject to the rights of the holders of any series of Preferred Stock, no director shall be removed without cause. Subject to any limitations imposed by law or the Certificate of Incorporation, the Board of Directors, or any individual director, may be removed from office at any time with cause by the affirmative vote of holders of at least a majority of the voting power of all the then-outstanding shares of voting stock of the corporation entitled to vote at an election of directors.

Section 6.  Place of Meeting.
            ----------------
            Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or as designated from time to time by resolution of the Board of Directors or written consent of all of the members of the Board. Any meeting shall be valid wherever held if held with the written consent of all members of the Board of Directors, given either before or after the meeting and filed with the Secretary or Assistant Secretary of the Corporation.

Section 7.  Annual Meeting.
            --------------
            A regular annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of stockholders immediately following the adjournment thereof, for the purpose of organization, election of officers, and the transaction of such other business as may properly come before the meeting.

Section 8.  Other Regular Meetings.
            ----------------------
            Other regular meetings of the Board of Directors shall be held in the discretion of the Board of Directors, and if so held, at such times, dates and places as the Board of Directors may determine.

Section 9.  Special Meetings; Notices.
            -------------------------
            Special meetings of the Board of Directors for any purpose or purposes may be called at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or by any two (2) directors.

            Written notice of the time and place of special meetings shall be delivered or communicated personally to each director by telephone, or by telecopy or mail, charges prepaid, addressed to him at his address as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the directors are regularly held. If such notice is mailed or telecopied, it shall be deposited in the United States mail or delivered at least forty-eight (48) hours prior to the time of the holding of the meeting. In case such notice is delivered personally or by telephone, it shall be so delivered at least twenty-four (24) hours prior to the time of holding the meeting. Such mailing, telecopying or delivery, personally or by telephone, as above provided shall be due, legal and personal notice to such director.

Section 10. Waiver of Notice.
            ----------------
            The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting regularly called and noticed if all the directors are present and sign a consent to the holding of the meeting on the records of the meeting, or if a majority of the directors are present and each of those not present, either before or after the meeting, signs a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes of the meeting. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 11. Action of Directors Without Meeting.
            -----------------------------------
            Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the directors.

Section 12. Action at a Meeting; Quorum.
            ---------------------------
            A majority of the number of directors fixed in accordance with
Section 2 of this Article shall be necessary to constitute a quorum for the transaction of business, and the action of a majority of the directors present at a meeting duly held at which a quorum is present, when duly assembled, is valid as a corporate act unless a greater number is required by the Certificate of Incorporation, these Bylaws, or the Delaware

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General Corporation Law. Directors may participate in a meeting through the use of conference telephone or similar communications equipment as long as all members participating in the meeting can hear one another, and such participation shall constitute the presence in person at the meeting.

Section 13. Adjournment.
            -----------
            A majority of the directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to any directors not present at the time the adjournment was taken.

Section 14. Committees.
            ----------
            The Board of Directors may, by resolutions adopted by a majority of the authorized number of directors, establish one or more committees, including an Executive Committee, each consisting of two or more directors, to serve at the pleasure of the Board. The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 141 of the Delaware General Corporation Law. The Board shall prescribe the manner in which the proceedings of the Executive Committee or any other Committee shall be conducted, and may designate one or more alternate directors to replace any absent committee members at any meeting of the Committee.

Section 15. Notification of Nominations.
            ---------------------------
            Except for directors elected pursuant to provisions of Section 4 of this Article, only individuals nominated for election to the Board of Directors pursuant to and in accordance with the provision of this Section 15 may be elected to and may serve upon the Board of Directors of the Corporation. Nominations for the election of directors may be made by the Board of Directors, a Committee thereof or by any stockholder entitled to vote in the election of directors generally. Subject to the foregoing, only a stockholder of record entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting of stockholders and only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation and has been received by the Secretary not later than the following dates: (i) with respect to an election to be held at an annual meeting of stockholders, 60 days in advance of such meeting if such meeting is to be held on a day which is within 30 days preceding the anniversary of the previous year's annual meeting, or 90 days in advance of such meeting if such meeting is to be held on or after the anniversary of the previous year's annual meeting; and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this
Section 15, notice shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

Each such notice shall set forth:

(a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

(b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice.

(c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

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(d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors.

To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to serve as a director of the Corporation if elected.

The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting in accordance with the provisions hereof and, if the chairman should so determine, declare to the meeting that such nomination was not properly brought before the meeting and shall not be considered.


                                  ARTICLE III
                                  -----------
                                    OFFICERS
                                    --------

Section l.  Officers.
            --------
            The officers of the Corporation shall be elected by and shall hold office at the pleasure of the Board of Directors. These officers shall include a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, and may include a Chairman of the Board of Directors.

Section 2.  Election.
            --------
            After their election, the Board of Directors shall meet and organize by electing a President, one or more Vice Presidents, a Secretary and a Chief Financial Officer, who may be, but need not be, members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person.

Section 3.  Compensation and Tenure of Office.
            ---------------------------------
            The compensation and tenure of office of all of the officers of the Corporation shall be fixed by the Board of Directors.

Section 4.  Removal and Resignation.
            -----------------------
            Any officer may be removed, either with or without cause, by a majority of the directors at the time in office, at any regular or special meeting of the Board, or except in the case of an officer chosen by the Board of Directors, by any officer upon whom such power of removal may be conferred by the Board of Directors, subject in each case, however, to any rights of an officer under any contract of employment.

            Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation without prejudice, however, to any rights of the Corporation under any contract to which such officer is a party.

            Any such resignation shall take effect at the date of receipt of such notice or at any later time specified in the notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.
            ---------
            Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for appointment to such office.

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Section 6.  Chairman of the Board.
            ---------------------
            The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors.

Section 7.  President.
            ---------
            The President shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall be chief executive officer of the Corporation and shall have general supervision, direction and control of the business and affairs of the Corporation. If the Corporation has no Chairman of the Board, the President shall also have the duties prescribed above for the Chairman of the Board.

Section 8.  Vice Presidents.
            ---------------
            In the absence or the disability of the President, the Vice Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the directors, or if no such designation is made by the Board of Directors, the Vice President designated by the President, shall perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

Section 9.  Secretary.
            ---------
            The Secretary shall keep, or cause to be kept, a book of Minutes at the principal executive office or such other place as the Board of Directors may order, of all the proceedings of its stockholders and the Board of Directors and Committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at directors' meetings, the number of shares present or represented at stockholders' meetings, and the proceedings of these meetings.

            The Secretary shall keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

            The Secretary shall give, or cause to be given, notice of all the meetings of the stockholders and of the Board of Directors required by the Bylaws or by law to be given; he shall keep the seal of the Corporation and affix the seal to all documents requiring a seal; and he shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 10. Assistant Secretary.
            -------------------
            The Assistant Secretary, if there is one, shall have all the same rights, duties, powers and privileges as the Secretary and may act in his place and stead whenever necessary or desirable.

Section 11. Chief Financial Officer.
            -----------------------
            The Chief Financial Officer shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares. The books of account shall at all reasonable times be open to inspection by any director.

            The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, shall render to the President and directors, whenever they so request, an account of all his transactions as Chief Financial Officer and of the financial condition of the Corporation, and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Bylaws.

Section 12. Subordinate Officers.
            --------------------
            Subordinate Officers, including but not limited to, Assistant Secretaries, Treasurers and Assistant Treasurers, or agents, as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors may from time to time determine.


                                   ARTICLE IV
                                   ----------
                               GENERAL PROVISIONS
                               ------------------

Section l.  Certificates for Shares.
            -----------------------
            Every holder of shares in the Corporation shall be entitled to have a certificate, in such form and device as the Board of Directors may designate, certifying the number of shares and the classes or series of shares owned by the stockholder, and containing a statement setting forth the office or agency of the Corporation from which the stockholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders of those shares, and any other legend or statement as may be required under the Delaware General Corporation Law and federal and state corporate securities laws.

            Every certificate for shares shall be signed in the name of the Corporation by the President or Vice President and the Secretary or an Assistant Secretary. Any signature on the certificate may be by facsimile, provided that at least one signature, which may but need not be that of the Corporation's registrar or transfer agent, if any, shall be manually signed.

Section 2.  Transfer on the Books.
            ---------------------
            Upon surrender to the Secretary or Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3.  Lost or Destroyed Certificates.
            ------------------------------
            A new certificate may be issued without the surrender and cancellation of an old certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the old certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the old certificate has been acquired by a bona fide purchaser; and (c) the owner of the old certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Corporation to indemnify it against any claim, expense or liability resulting from the issuance of a new certificate. In the event of the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of the Delaware General Corporation Law.

Section 4.  Transfer Agents and Registrars.
            ------------------------------
            The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the requirements of the Corporation may necessitate and the Board of Directors may designate.

Section 5.  Record Date.
            -----------
            The Board of Directors may fix, in advance, a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right or to exercise rights with respect to any change, conversion or exchange of shares. The record date so fixed shall not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the stockholders. If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by Section 213 of the Delaware General Corporation Law.

Section 6.  Voting Shares in Name of Corporation.
            ------------------------------------
            Shares standing in the name of this Corporation may be voted or represented and all rights incident to those shares may be exercised on behalf of the Corporation by the President, or if he is unable or refuses to act, by a Vice President or by such other person as the Board of Directors may determine.

Section 7.  Corporate Seal.
            --------------
            The corporate seal shall be circular in form, and shall have inscribed thereon the name of the Corporation, the date of its incorporation, and the words "INCORPORATED DELAWARE."


                                   ARTICLE V
                                   ---------
                                   AMENDMENTS
                                   ----------

Section l.  By Stockholders.
            ---------------
            The Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of stockholders entitled to vote such shares, except as otherwise provided by the Delaware General Corporation Law or by the Certificate of Incorporation.

Section 2.  By Directors.
            ------------
            Subject to the right of stockholders as provided in Section l of this Article VII to adopt, amend or repeal Bylaws, the Board of Directors may adopt, amend or repeal Bylaws.

Section 3.  Records of Amendments.
            ---------------------
            Any amendment or new Bylaw adopted by the stockholders or Board of Directors shall be copied in the appropriate place in the Minute book with the original Bylaws, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the stockholders at the Corporation's principal executive office at all reasonable times during office hours.


                                   ARTICLE VI
                                   ----------
               INDEMNIFICATION OF OFFICERS, DIRECTORS, AND AGENTS
               --------------------------------------------------

Section 1.  Indemnification of Directors, Officers, Employees and other Agents.
            ------------------------------------------------------------------
            The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as that Section may be amended and supplemented from time to time, indemnify any current or former director or officer which it shall have power to indemnify under that Section against any expenses, liabilities or other matters referred to in or covered by that Section. The indemnification provided for in this Article (i) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement or vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, (ii) shall continue as to a person who has ceased to be a director or officer and (iii) shall inure to the benefit of the heirs, executors and administrators of such a person. The Corporation's obligation to provide indemnification under this Article shall be offset to the extent of any other source of indemnification or any otherwise applicable insurance coverage under a policy maintained by the corporation or any other person.

            Expenses incurred by a director of the Corporation in defending a civil or criminal action, suit or proceeding by reason of the fact that he or she is or was a director of the Corporation (or was serving at the Corporation's request as a director or officer of another corporation) shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized by relevant sections of the General Corporation Law of Delaware. Notwithstanding the foregoing, the Corporation shall not be required to advance such expenses to an agent who is a party to an action, suit or proceeding brought by the Corporation and approved by a majority of the Board of Directors of the Corporation which alleges willful misappropriation of corporate assets by such agent, disclosure of confidential information in violation of such agent's fiduciary or contractual obligations to the Corporation or any other willful and deliberate breach in bad faith of such agent's duty to the Corporation or its stockholders.

            The foregoing provisions of this Section 1 shall be deemed to be a contract between the corporation and each director who serves in such capacity at any time while this Bylaw is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

            The Board of Directors in its discretion shall have power on behalf of the Corporation to indemnify any person, other than a director, made a party to any action, suit or proceeding by reason of the fact that such person, his or her testator or intestate, is or was an officer or employee of the Corporation.

            To assure indemnification under this Article of all such persons who are determined by the Corporation or otherwise to be or to have been "fiduciaries" of any employee benefit plan of the Corporation which may exist from time to time, such Section 145 shall, for the purposes of this Article, be interpreted as follows: an "other enterprise" shall be deemed to include such an employee benefit plan, including, without limitation, any plan of the Corporation which is governed by the Act of Congress entitled "Employee Retirement Income Security Act of 1974," as amended from time to time; the Corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his or her duties to the Corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to such Act of Congress shall be deemed "fines;" and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

Section 2.  Insurance.
            ---------
            The Corporation may purchase and maintain insurance on behalf of any person whois or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the General Corporation Law of Delaware.

Section 3.  Indemnification Contracts.
            -------------------------
            The Board of Directors is authorized to cause the Corporation to enter into indemnification contracts with any director, officer, employee or agent of the Corporation or any person serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans, providing indemnification rights to such person. Such rights may be greater than those provided in this Article VI.

                            CERTIFICATE OF SECRETARY
                            ------------------------

KNOW ALL PERSONS BY THESE PRESENTS:

          The undersigned, Secretary of AVTEL COMMUNICATIONS, INC., a Delaware corporation (the "Corporation"), does hereby certify that the above and foregoing Bylaws were duly adopted as the Bylaws of the Corporation at a meeting of the Board of Directors held on _________________, 1997.

          IN WITNESS WHEREOF, the undersigned has subscribed his name and affixed the seal of the Corporation on the date set forth below.



--------------------      ------------------------------------------
  Date                        James P. Pisani, Secretary